Exhibit 99.1

DIAMOND FOODS ANNOUNCES UPDATE ON RESTATEMENT

San Francisco, Calif. – October 25, 2012 – Diamond Foods, Inc. (NASDAQ: DMND) announced today that its previously disclosed restatement of the Company’s financial statements for fiscal years 2010 and 2011, all interim periods in fiscal 2011 and the fourth quarter of 2010, will also now include the second and third quarters of fiscal 2010. The Company intends to restate the second and third quarters of fiscal 2010 to adjust walnut cost estimates in such quarters.

“Our finance team has been working diligently to complete its preparation of restated consolidated financial statements for fiscal years 2010 and 2011, and to finalize quarterly condensed consolidated financial statements for fiscal 2012,” said Diamond’s Interim CFO Mike Murphy. “We are nearing the point of completion and look forward to being in a position to file our restated results.”

About Diamond

Diamond Foods is an innovative packaged food company focused on building, and energizing brands including Kettle® Chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. Diamond’s products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information visit our corporate web site: www.diamondfoods.com.

Forward-Looking Statements

This press release includes forward-looking statements, including statements about our SEC filings and the completion of our financial restatement. Actual results may differ materially from what we currently expect as a result of many risks and uncertainties, including the risk that our financial restatement may take longer to complete than we anticipate, or we may encounter unexpected delays in our periodic filings with the SEC. Risk factors affecting our business and prospects are described under the “Risk Factors” section of the periodic reports that we file with the SEC. All forward-looking statements included in this press release are made as of the date of this press release, based on information currently available to Diamond’s management, and we assume no obligation to update any such forward-looking statements.

Investors: Diamond Foods Linda Segre SVP, Corporate Strategy (415) 230-7952 lsegre@diamondfoods.com	Media: Sard Verbinnen & Co Paul Kranhold/Lucy Neugart (415) 618-8750 pkranhold@sardverb.com lneugart@sardverb.com